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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 333-30655, 333-74747, 333-74715, 333-78521, 333-78567, 333-83725 and
333-35806 of THQ Inc. on Forms S-8 and Registration Statements No. 333-32221, 333-60277, 333-70335, 333-85269, 333-92361 and 333-32526 on Forms S-3 of our
report dated February 24, 2000, appearing in this Annual Report on Form 10-K/A of THQ Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
----------------------------
Deloitte & Touche LLP

Los Angeles, California
April 28, 2000